Exhibit 4.15

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WARRANTHOLDERS RIGHTS AGREEMENT

WARRANTHOLDERS RIGHTS AGREEMENT dated as of January 17, 1997 among PERINI CORPORATION, a Massachusetts corporation (together with its successors, the “Company”), and the holders of Warrants (as defined herein) listed on the signature pages hereof (the “Initial Warrantholders”).

WHEREAS, as required by the terms and conditions of the Amended and Restated Credit Agreement dated as of the date hereof (the “Credit Agreement”) among the Company, the Initial Warrantholders and Morgan Guaranty Trust Company of New York, as Agent (the “Agent”), the Company shall issue to each of the Initial Warrantholders, on the Effective Date (as defined in the Credit Agreement), the Warrants which entitle such Initial Warrantholders to purchase an aggregate number of shares of common stock of the Company, par value $1.00 per share, as set forth on Schedule I;

WHEREAS, the Company has agreed with the Initial Warrantholders, for their benefit and for the benefit of the other Warrantholders and holders of Warrant Shares (as defined in the Warrants) certain rights as set forth herein;

NOW THEREFORE the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1. Definitions. Unless otherwise defined herein, the following terms used in this Agreement shall have the meanings specified below.

“Affiliate” means, with respect to any Person, any of (i) a director or executive officer of such Person, (ii) a spouse, parent, sibling or descendant of such Person (or a spouse, parent, sibling or descendant of any director or executive officer of such Person) and (iii) any other Person that, directly or indirectly, controls, or is controlled by or is under common control with such Person. For the purpose of this definition, “control” (including the terms “controlling”, “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management

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or policies of such Person, whether through the ownership of voting securities or by contract or agency or otherwise.

“Agent” has the meaning set forth in the recitals.

“Business Day” means a day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized by law to close.

“Common Stock” means the common stock, par value $1.00 per share, of the Company.

“Company” has the meaning set forth in the introductory paragraph hereof.

“Credit Agreement” has the meaning set forth in the recitals.

“Deferral Period” has the meaning set forth in Section 3.1(d).

“Earliest Exercise Date” has the meaning set forth in the Warrants.

“Effectiveness Period” means the period commencing on the date hereof and ending on the date that all Warrant Shares shall have ceased to be Registrable Securities.

“Exchange Act” means the Securities Exchange Act of 1934, or any successor Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Securities Exchange Act of 1934 shall include a reference to the comparable section, if any, of any such successor Federal statute.

“Filing Date” has the meaning set forth in Section 3.1(a).

“Initial Warrantholders” has the meaning set forth in the introductory paragraph hereof.

“Initial Shelf Registration” has the meaning set forth in Section 3.1(a).

“Initiating Holders” has the meaning set forth in Section 3.1(a) hereof.

“Managing Underwriters” means the investment banking firm or firms that shall manage or co-manage an Underwritten Offering.

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“Notice Holder” means a holder of Registrable Securities who has given notice of intention to distribute such holder’s Registrable Securities in accordance with Section 3.1(d).

“Person” means an individual, a corporation, a partnership, a limited liability partnership, a limited liability company, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Prospectus” means the prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any amendment or prospectus supplement, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“Public Sale” means any sale of Common Stock to the public pursuant to an offering registered under the Securities Act or to the public through a broker, dealer or market maker pursuant to the provisions of Rule 144 (or any successor provision then in effect) adopted under the Securities Act.

“Registrable Securities” means any Warrant Shares until the date (if any) when (i) such Warrant Shares shall have been transferred or exchanged and new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company or (ii) if requested to do so, the Company would be required to deliver certificates for such Warrant Shares not bearing a legend restricting further transfer, and, in each case, subsequent disposition of such Warrant Shares shall not require registration or qualification under the Securities Act or any similar state law then in force.

“Registration Statement” means any registration statement of the Company which covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

“Restricted Securities” means the Warrants, the Warrant Shares and any securities obtained upon exchange for or upon conversion or transfer of or as a distribution on Warrants, the Warrant Shares or any such securities; provided that particular securities shall cease to be Restricted Securities when such securities shall have (x) been disposed of pursuant to a Public Sale, (y) been otherwise transferred or exchanged and new certificates for them not bearing a legend restricting further

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transfer shall have been delivered by the Company and subsequent disposition of them shall not require registration or qualification of them under the Securities Act or any similar state law then in force or (z) ceased to be outstanding.

“Rule 144” means Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

“Rule 144A” means Rule 144A under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

“SEC” means the Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act.

“Securities Act” means the Securities Act of 1933, or any similar Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Securities Act of 1933 shall include a reference to the comparable section, if any, of any such similar Federal statute.

“Selling Period” has the meaning set forth in Section 3.1(d).

“Shelf Registration” has the meaning set forth in Section 3.1(a).

“Special Counsel” means any law firm retained from time to time by the holders of a majority of the Registrable Securities to be sold pursuant to a Registration Statement or during any Selling Period, as shall be specified by such holders to the Company; provided that at no time there shall be more than one Special Counsel the fees and expenses of which will be paid by the Company pursuant to Section 3.4.

“Subsequent Shelf Registration” has the meaning set forth in Section 3.1(b).

“Underwritten Offering” means a registration in which Registrable Securities are sold or to be sold to one or more underwriters for reoffering to the public.

“Warrantholder” means a holder of Warrants.

“Warrants” means the Warrants originally issued to the Initial Warrantholders in accordance with Section 2.18 of the Credit Agreement, as such

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Warrants may be transferred or otherwise assigned, but only to the extent not theretofore exercised, redeemed or expired in accordance with their respective terms.

“Warrant Securityholder” means at any time any Warrantholder or any holder of Warrant Shares.

“Warrant Shares” means (i) any shares of Common Stock or other securities issued or issuable upon the exercise of any Warrants and (ii) any securities issued or issuable with respect to any of such shares or other securities referred to in clause (i) upon the conversion thereof into other securities or by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise; provided that any of such securities shall cease to be Warrant Shares when such securities shall have (x) been disposed of pursuant to a Public Sale or (y) ceased to be outstanding.

ARTICLE II

TRANSFER OF RESTRICTED SECURITIES

SECTION 2.1. General. Except as otherwise provided in this Agreement or by law, each Warrantholder and each holder of Warrant Shares may transfer its Warrants and its shares of Common Stock at any time to any Person.

SECTION 2.2. Restrictions on Transfer; Legend on Certificates. (a) Except as otherwise provided in this Agreement (including Section 2.3), Restricted Securities shall not be transferable except (i) pursuant to an effective registration statement under the Securities Act, (ii) pursuant to Rule 144 or 144A (or any successor provisions) under the Securities Act or (iii) pursuant to a transaction that is otherwise exempt from the registration requirements of the Securities Act.

(b) Unless otherwise expressly provided herein, each certificate for Restricted Securities and each certificate issued in exchange for or upon transfer of any thereof shall be stamped or otherwise imprinted with a legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD OR OFFERED FOR SALE UNLESS REGISTERED UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO AND HAVE THE BENEFIT OF (1) A

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WARRANTHOLDERS RIGHTS AGREEMENT DATED AS OF JANUARY 17, 1997 AMONG PERINI CORPORATION AND THE INITIAL WARRANTHOLDERS LISTED ON THE SIGNATURE PAGES THEREOF AND (2) A SECURITYHOLDERS AGREEMENT DATED AS OF JANUARY 17, 1997 AMONG PERINI CORPORATION AND THE SERIES B SHAREHOLDERS AND INITIAL WARRANTHOLDERS LISTED ON THE SIGNATURE PAGES THEREOF, A COPY OF EACH OF WHICH IS ON FILE WITH PERINI CORPORATION.”

Any certificate for any Warrant Shares issued at any time in exchange or in substitution for any certificate bearing such legend (except a new certificate issued upon completion of a public offering pursuant to a registration statement under the Securities Act) shall also bear such legend unless, in the opinion of counsel selected by the holder of such certificate (who may be an employee of such holder) and reasonably acceptable to the Company, the securities represented thereby need no longer be subject to restrictions on resale under the Securities Act.

(c) Any other provision of this Agreement to the contrary notwithstanding, no transfer of any Restricted Securities other than pursuant to a Public Sale may be made to any Person unless such Person shall have agreed in writing with the Company that such Person, as a holder of Restricted Securities, and the Restricted Securities it acquires shall be bound by and be entitled to the benefits of all the provisions of this Agreement applicable to such Restricted Securities (and upon such agreement such Person shall be entitled to such benefits). Any purported transfer of Restricted Securities without compliance with the applicable provisions of this Agreement shall be void and of no effect, and the purported transferee shall have no rights as a holder of such Restricted Securities or as a Warrant Securityholder under this Agreement. In the event of such non-complying transfer, the Company shall not transfer any such Restricted Securities on its books or recognize the purported transferee as a shareholder or warrantholder, as the case may be, for any purpose, until all applicable provisions of this Agreement have been complied with.

SECTION 2.3. Permitted Transfers. The restrictions on transfer provided in Section 2.2(a) shall not be applicable to (i) any transfer in compliance with federal and all applicable state securities laws to an Affiliate of the holder of Restricted Securities, from an Affiliate of such holder to such holder or between Affiliates of such holder (if any such Affiliate to whom shares of Restricted Securities have been transferred by a holder thereof ceases to be an Affiliate of such holder of Restricted Securities, such Restricted Securities shall immediately be transferred back to the transferor thereof), (ii) any transfer upon the death of any holder of Restricted Securities to such holder’s executors, administrators or testamentary trustees or (iii) any transfer to a trust the beneficiaries of which include only the holder of such Restricted Securities or such holder’s spouse, parents, siblings or descendants (any

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transferee referred to in (i), (ii) or (iii) above being referred to herein as a “Permitted Transferee”); provided that no such transfer shall be made to any Permitted Transferee unless such Permitted Transferee shall have agreed in writing with the Company that such Permitted Transferee, as a holder of Warrants and any Warrant Shares it acquires upon the exercise of Warrants, shall be bound by and be entitled to the benefits of all the provisions of this Agreement, and upon such agreement such Permitted Transferee shall be entitled to such benefits.

SECTION 2.4. No Inconsistent Agreements. The Company has not entered into and will not enter into any registration rights agreement or similar arrangements the performance by the Company of the terms of which would in any manner conflict with, restrict or be inconsistent with the performance by the Company of its obligations under this Agreement.

ARTICLE III

REGISTRATION RIGHTS

SECTION 3.1 Shelf Registration. (a) As soon as practicable but in any event not later than the date (the “Filing Date”) that is sixty (60) days after receipt by the Company at any time after the Earliest Exercise Date of a written request by the holder or holders of a majority of all outstanding Warrant Shares and Warrants (such majority determined, for purposes of this Section 3.1, based on the aggregate number of Warrant Shares then outstanding plus the number of Warrant Shares for which any outstanding Warrants are then exercisable) (the “Initiating Holders”), the Company shall prepare and file with the SEC a Registration Statement for an offering to be made on a delayed or continuous basis pursuant to Rule 415 of the Securities Act (a “Shelf Registration”) registering the resale from time to time by the holders thereof of all of the Registrable Securities upon and following exercise of the Warrants (the “Initial Shelf Registration”). The Registration Statement for any Shelf Registration shall be on Form S-3 or another appropriate form permitting registration of such Registrable Securities for resale by such holders in the manner or manners designated by them (including, without limitation, one or more Underwritten Offerings). The Company shall use its reasonable efforts to cause the Initial Shelf Registration to become effective under the Securities Act as promptly as is practicable and to keep the Initial Shelf Registration continuously effective under the Securities Act until the end of the Effectiveness Period.

(b) If the Initial Shelf Registration or any Subsequent Shelf Registration (as defined below) ceases to be effective for any reason at any time during the Effectiveness Period (other than because all Registrable Securities shall have been sold or shall have ceased to be Registrable Securities), the Company shall use all reasonable efforts to obtain the prompt withdrawal of any order suspending the

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effectiveness thereof, and in any event shall within thirty days of such cessation of effectiveness amend the Shelf Registration in a manner reasonably expected to obtain the withdrawal of the order suspending the effectiveness thereof, or file an additional Shelf Registration covering all of the Registrable Securities (a “Subsequent Shelf Registration”). If a Subsequent Shelf Registration is filed, the Company shall use all reasonable efforts to cause the Subsequent Shelf Registration to become effective as promptly as is practicable after such filing and to keep such Registration Statement continuously effective until the end of the Effectiveness Period.

(c) The Company shall supplement and amend the Shelf Registration if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration, if required by the Securities Act, or if reasonably requested by any holder of the Registrable Securities covered by such Registration Statement or by any Managing Underwriter of such Registrable Securities.

(d) Each Warrant Securityholder agrees that if it wishes to sell any Registrable Securities pursuant to a Shelf Registration and related Prospectus, it will do so only in accordance with this Section 3.1(d). Each holder of Registrable Securities agrees to give written notice to the Company at least six Business Days prior to any intended distribution of Registrable Securities under the Shelf Registration, which notice shall specify the date on which such holder intends to begin such distribution and any information with respect to such holder and the intended distribution of Registrable Securities by such holder required to amend or supplement the Registration Statement with respect to such intended distribution of Registrable Securities by such holder; provided that no holder may give such notice unless such notice, together with notices given by other holders of Registrable Securities joining in such notice or giving similar notices, covers at least 30,000 Warrant Shares. As promptly as is practicable after the date such notice is provided, and in any event within five Business Days after such date, the Company shall either:

(i) (A) prepare and file with the SEC a post-effective amendment to the Shelf Registration or a supplement to the related Prospectus or a supplement or amendment to any document incorporated therein by reference or any other required document, so that such Registration Statement will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and so that, as thereafter delivered to purchasers of the Registrable Securities being sold thereunder, such Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (B) provide each Notice Holder a copy of any documents filed pursuant to Section 3.1(d)(i)(A); and (C) inform each Notice Holder that the Company has complied with its

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obligations in Section 3.1(d)(i)(A) and that the Registration Statement and related Prospectus may be used for the purpose of selling all or any of such Registrable Securities (or that, if the Company has filed a post-effective amendment to the Shelf Registration which has not yet been declared effective, the Company will notify each Notice Holder to that effect, will use all reasonable efforts to secure the effectiveness of such post-effective amendment and will immediately so notify each Notice Holder when the amendment has become effective); each Notice Holder will sell all or any or such Registrable Securities pursuant to the Shelf Registration and related Prospectus only during the 45-day period commencing with the date on which the Company gives notice, pursuant to Section 3.1(d)(i)(C), that the Registration Statement and Prospectus may be used for such purpose (such 45-day period is referred to as a “Selling Period”); each Notice Holder agrees that it will not sell any Restricted Securities pursuant to such Registration Statement or Prospectus after such Selling Period without giving a new notice of intention to sell pursuant to Section 3.1(d) hereof and receiving a further notice from the Company pursuant to Section 3.1(d)(i)(C) hereof; or

(ii) if, in the judgment of the Company, it is advisable to suspend use of the Prospectus for a period of time due to pending material corporate developments or similar material events that have not yet been publicly disclosed and as to which the Company believes public disclosure will be prejudicial to the Company, the Company shall deliver a certificate in writing, signed by its Chief Executive Officer, Chief Financial Officer or General Counsel, to the Notice Holders, the Special Counsel and the Managing Underwriters, if any, to the effect of the foregoing and, upon receipt of such certificate, each such Notice Holder’s Selling Period will not commence until such Notice Holder’s receipt of copies of the supplemented or amended Prospectus provided for in Section 3.1(d)(i)(A) hereof, or until it is advised in writing by the Company that the Prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such Prospectus. The Company will use all reasonable efforts to ensure that the use of the Prospectus may be resumed, and the Selling Period will commence, upon the earlier of (x) public disclosure of such pending material corporate development or similar material event or (y) a determination by the Company that, in the judgment of the Company, public disclosure of such material corporate development or similar material event would not be prejudicial to the Company. Notwithstanding the foregoing, the Company shall not under any circumstances be entitled to exercise its right under this Section 3.1(d) to defer the commencement of a Selling Period more than one time in any three-month period or two times in any twelve-month period, and the period in which a Selling Period is suspended shall not exceed fifteen days unless the Company shall deliver to such Notice Holders a second certificate to the effect set forth above, which

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shall have the effect of extending the period during which such Selling Period is deferred by up to an additional fifteen days, or such shorter period of time as is specified in such second certificate. In no event shall the Company be permitted to extend the period during which such Selling Period is deferred from and after the date a Notice Holder provides notice to the Company in accordance with this Section 3.1(d) of its intention to distribute Registrable Securities (a “Deferral Period”) beyond such 30-day period.

SECTION 3.2. Registration Procedures. In connection with the Company’s registration obligations under Section 3.1 hereof, the Company shall effect such registrations to permit the sale of the Registrable Securities in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Company shall as expeditiously as possible:

(a) Prepare and file with the SEC a Registration Statement or Registration Statements on any appropriate form under the Securities Act available for the sale of the Registrable Securities by the holders thereof in accordance with the intended method or methods of distribution thereof, and use its reasonable efforts to cause each such Registration Statement to become effective and remain effective as provided herein; provided, that before filing any such Registration Statement or Prospectus or any amendments or supplements thereto (other than documents that would be incorporated or deemed to be incorporated therein by reference and that the Company is required by applicable securities laws or stock exchange requirements to file) the Company shall furnish to the Initial Warrantholders, the Initiating Holders, the Special Counsel and the Managing Underwriters of such offering, if any, copies of all such documents proposed to be filed, which documents will be subject to the review of the Initial Warrantholders, the Initiating Holders, the Special Counsel and such Managing Underwriters, and the Company shall not file any such Registration Statement or amendment thereto or any Prospectus or any supplement thereto (other than such documents which, upon filing, would be incorporated or deemed to be incorporated by reference therein and that the Company is required by applicable securities laws or stock exchange requirements to file) to which the holders of a majority of the Registrable Securities covered by such Registration Statement, the Initial Warrantholders, the Initiating Holders or the Special Counsel shall reasonably object in writing within two full Business Days.

(b) Prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement continuously effective for the applicable period specified in Section 3.1; cause the related Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the

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intended methods of disposition by the sellers thereof set forth in such Registration Statement as so amended or such Prospectus as so supplemented.

(c) Notify the selling Warrant Securityholders, the Initial Warrantholders, the Initiating Holders, the Special Counsel and the Managing Underwriters, if any, promptly, and (if requested by any such person) confirm such notice in writing, (i) when a Prospectus, any Prospectus supplement, a Registration Statement or a post-effective amendment to a Registration Statement has been filed with the SEC, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the SEC or any other federal or state governmental authority for amendments or supplements to a Registration Statement or related Prospectus or for additional information, and of the contents of such request, (iii) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement or the initiation or threatening of any proceedings for that purpose, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, (v) of the existence of any fact or happening of any event which makes any statement of a material fact in such Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue or which would require the making of any changes in the Registration Statement or Prospectus in order that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided that the Company shall not be required to disclose such fact or event if such fact or event has not been publicly disclosed, and (vi) of the Company’s determination that a post-effective amendment to a Registration Statement would be appropriate.

(d) Use all reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest possible moment.

(e) If reasonably requested by the Initial Warrantholders, the Initiating Holders, the Special Counsel, the Managing Underwriters, if any, or the holders of a majority of the Registrable Securities being sold, (i) promptly incorporate in a Prospectus supplement or post-effective amendment to a Registration Statement such information as the Initial Warrantholders, the Initiating Holders, the Special

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Counsel, the Managing Underwriters, if any, or such holders, in connection with any offering of Registrable Securities, agree should be included therein as required by applicable law, and (ii) make all required filings of such Prospectus supplement or such post-effective amendment as promptly as is practicable after the Company has received notification of the matters to be incorporated in such Prospectus supplement or post-effective amendment; provided, that the Company shall not be required to take any actions under this Section 3.2(e) that are not, in the reasonable opinion of counsel for the Company, in compliance with or required by applicable law.

(f) Furnish to each selling Warrant Securityholder, the Special Counsel, each Initial Warrantholder and each Managing Underwriter, if any, without charge, at least one conformed copy of the Registration Statement or Statements and any amendment thereto, including financial statements but excluding schedules, all documents incorporated or deemed to be incorporated therein by reference and all exhibits (unless requested in writing by such Warrant Securityholder, Special Counsel, Initial Warrantholder or Managing Underwriter).

(g) Deliver to each selling holder of Registrable Securities, the Special Counsel, the Initial Warrantholders and each Managing Underwriter, if any, in connection with any offering of Registrable Securities, without charge, as many copies of the Prospectus or Prospectuses relating to such Registrable Securities (including each preliminary prospectus) and any amendment or supplement thereto as such persons may reasonably request; and the Company hereby consents to the use of such Prospectus or each amendment or supplement thereto by each of the selling holders of Registrable Securities and the underwriters, if any, in connection with any offering and sale of the Registrable Securities covered by such Prospectus or any amendment or supplement thereto.

(h) Prior to any public offering of Registrable Securities, to register or qualify or cooperate with the selling Warrant Securityholders, the Managing Underwriters, if any, and the Special Counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any selling Warrant Securityholder or Managing Underwriter reasonably requests in writing to the Company; keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the applicable Registration Statement; provided, that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it is not then so qualified or (ii) take any action that would subject it to general service of process in suits or to taxation in any such jurisdiction where it is not then so subject.

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(i) Cause the Registrable Securities covered by the applicable Registration Statement to be registered with or approved by such other governmental agencies or authorities within the United States, except as may be required solely as a consequence of the nature of a selling holder of Registrable Securities, in which case the Company will cooperate in all reasonable respects with the filing of such Registration Statement and the granting of such approvals, as may be necessary to enable the selling holder or holders thereof or the Managing Underwriters, if any, to consummate the disposition of such Registrable Securities.

(j) During any Selling Period (other than during a Deferral Period), immediately upon the existence of any fact or the occurrence of any event as a result of which a Registration Statement shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or a Prospectus shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, promptly prepare and file a post-effective amendment to each Registration Statement or a supplement to the related Prospectus or any document incorporated therein by reference or file any other required document (such as a Current Report on Form 8-K) that would be incorporated by reference into the Registration Statement so that the Registration Statement shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and so that the Prospectus will not contain any untrue statement of a material fact or omit to state any material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, and, in the case of a post-effective amendment to a Registration Statement, use all reasonable efforts to cause it to become effective as promptly as is practicable.

(k) Enter into such agreements (including, in the event of an Underwritten Offering, an underwriting agreement in form, scope and substance as is customary in Underwritten Offerings) and take all such other actions in connection therewith (including, in the event of an underwritten offering, those reasonably requested by the Managing Underwriters, if any, or the holders of a majority of the Registrable Securities being sold) in order to expedite or facilitate the disposition of such Registrable Securities and in such connection, whether or not an underwriting agreement is entered into, and if the registration is an underwritten registration, (i) make such representations and warranties, subject to the Company’s ability to do so, to the holders of such Registrable Securities and the underwriters with respect to the business of the Company and its subsidiaries, the Registration Statement, Prospectus and documents incorporated by reference or deemed incorporated by reference, if any, in each case, in form, substance and scope as are customarily made by issuers to

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underwriters in underwritten offerings and confirm the same if and when requested; (ii) obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the Managing Underwriters, if any, Special Counsel and the holders of a majority of the Registrable Securities being sold) addressed to each of the underwriters covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such Special Counsel and Managing Underwriters; (iii) obtain “comfort” letters and updates thereof from the independent certified public accountants of the Company (and, if necessary, any other certified public accountants of any subsidiary of the Company or any business acquired or to be acquired by the Company for which financial statements and financial data is, or is required to be, included in the Registration Statement), addressed to each of the Managing Underwriters, if any, such letters to be in customary form and covering matters of the type customarily covered in “comfort” letters in connection with Underwritten Offerings; and (iv) deliver such documents and certificates as may be reasonably requested by the holders of a majority of the Registrable Securities being sold, the Special Counsel and the Managing Underwriters, if any, to evidence the continued validity of the representations and warranties of the Company and its subsidiaries made pursuant to clause (i) above and to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company.

(l) If requested in connection with a disposition of Registrable Securities pursuant to a Registration Statement, make available for inspection by a representative of the holders of Registrable Securities being sold, any Managing Underwriter participating in any disposition of Registrable Securities, if any, and any attorney or accountant retained by such selling holders or underwriter, financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries, and cause the executive officers, directors and employees of the Company and its subsidiaries to supply all information reasonably requested by any such representative, Managing Underwriter, attorney or accountant in connection with such disposition; subject to reasonable written assurances by each such person that such information will only be used in connection with matters relating to such Registration Statement.

(m) Comply with all applicable rules and regulations of the SEC and make generally available to its securityholders earning statements (which need not be audited) satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) no later than 45 days after the end of any 12-month period (or 90 days after the end of any 12-month period if such period is a fiscal year) (i) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in a firm commitment or best efforts underwritten offering, and (ii) if not sold to underwriters in such an offering, commencing on the first day of the first fiscal quarter of the Company commencing

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after the effective date of a Registration Statement, which statements shall cover said 12-month periods.

(n) Cooperate with the selling Warrant Securityholders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends; and enable such Registrable Securities to be in such denominations and registered in such names as the selling Warrant Securityholders may request.

(o) Use all reasonable efforts to provide a CUSIP number for the Registrable Securities not later than the effective date of the registration.

(p) Cause all Registrable Securities covered by the Registration Statement to be listed on each securities exchange or quotation system on which the Company’s Common Stock is then listed no later than the date the Registration Statement is declared effective and, in connection therewith, to the extent applicable, to make such filings under the Exchange Act (e.g., the filing of a Registration Statement on Form 8-A) and to have such filings declared effective thereunder.

(q) Cooperate and assist in any filings required to be made with the National Association of Securities Dealers, Inc.

(r) Provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such registration statement from and after a date not later than the effective date of such Registration Statement.

SECTION 3.3. Holder’s Obligations. (a) Each holder of Registrable Securities agrees, by becoming a transferee of any Registrable Securities, that no holder of Registrable Securities shall be entitled to sell any of such Registrable Securities pursuant to a Registration Statement or to receive a Prospectus relating thereto, unless such holder has furnished the Company with the notice required pursuant to Section 3.1(d) hereof (including the information required to accompany such notice) and, promptly after the Company’s request, such other information regarding such holder and the distribution of such Registrable Securities as the Company may from time to time reasonably request. The Company may exclude from such registration the Registrable Securities of any holder who does not furnish such information provided above for so long as such information is not so furnished. Each holder of Registrable Securities as to which any Registration Statement is being effected agrees promptly to furnish to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such holder not misleading. Any sale of any Registrable Securities by any holder shall constitute a representation and warranty by such holder that the information relating to such holder and its plan of distribution is as set forth in the Prospectus delivered by such holder in connection with such disposition, that such Prospectus

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does not as of the time of such sale contain any untrue statement of a material fact relating to such holder or its plan of distribution and that such Prospectus does not as of the time of such sale omit to state any material fact relating to such holder or its plan of distribution necessary to make the statements in such Prospectus, in light of the circumstances under which they were made, not misleading.

(b) The Company agrees (x) that if any holder of Registrable Securities shall send a written notice to the Company of an intended distribution of Registrable Securities under the Shelf Registration pursuant to Section 3.1(d), the Company shall not to sell, make any short sale of, loan, grant any option for the purchase of, effect any public sale or distribution of or otherwise dispose of its equity securities or securities convertible into or exchangeable or exercisable for any of such securities during the period from first day of the applicable Selling Period until the date that is 90 days after the date when such holder shall have made such distribution of Registrable Securities under the Shelf Registration, as the holder or managing underwriter (in the case of an Underwritten Offering) shall advise the Company (provided that if the holder or managing underwriter shall fail to advise the Company of any such date prior to the end of the applicable Selling Period, such period shall end on the last day of the applicable Selling Period), except (i) as part of such registration, (ii) pursuant to registrations on Form S-4 or S-8 or any successor or similar forms thereto or (iii) as otherwise permitted by the managing underwriter of such offering (if any), and (y) to use all reasonable efforts to cause each holder of its equity securities or any securities convertible into or exchangeable or exercisable for any of such securities, in each case purchased from the Company at any time after the date of this Agreement (other than in a public offering) to agree not to sell, make any short sale of, loan, grant any option for the purchase of, effect any public sale or distribution of or otherwise dispose of such securities during such period except as part of such underwritten registration; provided that no holder of Registrable Securities included in any underwritten registration shall be required to make any representations or warranties to the Company or the underwriters other than representations and warranties regarding such holder and such holder’s intended method of distribution.

SECTION 3.4. Registration Expenses. All fees and expenses incident to the Company’s performance of or compliance with this Agreement shall be borne by the Company whether or not any of the Registration Statements become effective. Such fees and expenses shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (x) with respect to filings required to be made with the National Association of Securities Dealers, Inc. and (y) of compliance with federal securities or Blue Sky laws (including, without limitation, fees and disbursements of Special Counsel in connection with Blue Sky qualifications of the Registrable Securities laws of such jurisdictions as the Managing Underwriters, if any, or holders of a majority of the Registrable Securities being sold may designate), (ii) printing expenses (including, without limitation, expenses of

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printing certificates for Registrable Securities in a form eligible for deposit with The Depositary Trust Company and of printing prospectuses if the printing of prospectuses is requested by the Special Counsel or the holders of a majority of the Registrable Securities included in any Registration Statement), (iii) messenger, telephone and delivery expenses, (iv) reasonable fees and disbursements of counsel for the Company and the Special Counsel in connection with the Shelf Registration, (v) fees and disbursements of all independent certified public accountants referred to in Section 3.2(k)(iii) hereof (including the expenses of any special audit and “comfort” letters required by or incident to such performance) and (vi) Securities Act liability insurance obtained by the Company in its sole discretion. In addition, the Company shall pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the listing of the securities to be registered on any securities exchange on which similar securities issued by the Company are then listed and the fees and expenses of any person, including special experts, retained by the Company. Notwithstanding the provisions of this Section 3.4, each seller of Registrable Securities shall pay all registration expenses to the extent the Company is prohibited by applicable Blue Sky laws from paying for or on behalf of such seller of Registrable Securities.

SECTION 3.5. Indemnification. (a) The Company agrees to indemnify and hold harmless each holder of Registrable Securities whose Registrable Securities are covered by any registration statement, its directors and officers and each other Person, if any, who controls such holder within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which any such indemnified party may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will reimburse each such indemnified party for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company by or on behalf of such holder specifically for use in the preparation thereof. In addition, the Company shall

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indemnify any underwriter of such offering and each other Person, if any, who controls any such underwriter within the meaning of the Securities Act in substantially the same manner and to substantially the same extent as the indemnity herein provided to each Indemnified Party. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such holder or any such director, officer, underwriter or controlling person and shall survive the transfer of such securities by such holder.

(b) Each prospective seller of Registrable Securities hereunder shall indemnify and hold harmless (in the same manner and to the same extent as set forth in subdivision (a) of this Section 3.5) the Company, each director of the Company, each officer of the Company and each other person, if any, who controls the Company within the meaning of the Securities Act, with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereof, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of such seller specifically for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement. Any such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling person and shall survive the transfer of such securities by such seller. The amount payable by any prospective seller of Registrable Securities with respect to the indemnification set forth in this subsection (b) in connection with any offering of Registrable Securities will not exceed the amount of the gain realized by such prospective seller pursuant to such offering.

(c) Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding subdivisions of this Section 3.5, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subdivisions of this Section 3.5, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that the indemnifying party may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not

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be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement of any such action which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation. No indemnified party shall consent to entry of any judgment or enter into any settlement of any such action the defense of which has been assumed by an indemnifying party without the consent of such indemnifying party.

(d) If the indemnification provided for in the preceding subdivisions of this Section 3.5 is unavailable to an indemnified party in respect of any expense, loss, claim, damage or liability referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such expense, loss, claim, damage or liability (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the holder or underwriter, as the case may be, on the other from the distribution of the Registrable Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the holder or underwriter, as the case may be, on the other in connection with the statements or omissions which resulted in such expense, loss, damage or liability, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the holder or underwriter, as the case may be, on the other in connection with the distribution of the Registrable Securities shall be deemed to be in the same proportion as (i) the product of the Exercise Price (as defined in the Warrants) multiplied by the number of Registrable Securities subject to the relevant distribution bears to (ii) the gain realized by the selling holder or the underwriting discounts and commissions received by the underwriter, as the case may be. The relative fault of the Company on the one hand and of the holder or underwriter, as the case may be, on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission to state a material fact relates to information supplied by the Company, by the holder or by the underwriter and parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided that the foregoing contribution agreement shall not inure to the benefit of any indemnified party if indemnification would be unavailable to such indemnified party by reason of the proviso contained in the first sentence of subdivision (a) of this Section 3.5, and in no event shall the obligation of any indemnifying party to contribute under this subdivision (d) exceed the amount that such indemnifying party would have been obligated to pay by way of indemnification if the indemnification provided for under subdivisions (a) or (b) of this Section 3.5 had been available under the circumstances.

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The Company and the holders of Registrable Securities agree that it would not be just and equitable if contribution pursuant to this subdivision (d) were determined by pro rata allocation (even if the holders and any underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph and subdivision (c) of this Section 3.5. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.

Notwithstanding the provisions of this subdivision (d), no holder of Registrable Securities or underwriter shall be required to contribute any amount in excess of the amount by which (i) in the case of any such holder, the gain realized by such holder from the sale of Registrable Securities or (ii) in the case of an underwriter, the total price at which the Registrable Securities purchased by it and distributed to the public were offered to the public exceeds, in any such case, the amount of any damages that such holder or underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

SECTION 3.6. Rule 144; Rule 144A; Form S-3. (a) The Company will file all reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder and will take such further action as any holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Commission. Upon the request of any holder of Registrable Securities, the Company will deliver to such holder a written statement as to whether it has complied with such requirements. The Company further covenants that it will cooperate with any holder of Registrable Securities and take such further reasonable action as any holder of Registrable Securities may reasonably request (including, without limitation, making such reasonable representations as any such holder may reasonably request), all to the extent required from time to time to enable such holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 and Rule 144A under the Securities Act.

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(b) For so long as any shares of Registrable Securities are restricted securities within the meaning of Rule 144(a)(3) under the Securities Act, the Company covenants and agrees that it shall, during any period in which it is not subject to Section 13 or 15(d) of the Exchange Act, make available to any holder of Registrable Securities in connection with the sale of such holder Registrable Securities and any prospective purchaser of Registrable Securities from such, in each case upon request, the information specified in, and meeting the requirements of, Rule 144A(d)(4) under the Securities Act.

(c) The Company shall file the reports required to be filed by it under the Exchange Act and shall comply with all other eligibility requirements for use of Form S-3 set forth in the instructions to Form S-3 (other than Registrant Requirement A.5).

ARTICLE IV

MISCELLANEOUS

SECTION 4.1. Notices. All notices and other communications provided for hereunder shall be dated and in writing and shall be deemed to have been given (i) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section 4.1 and telephonic confirmation of receipt thereof is obtained or (ii) if given by mail, prepaid overnight courier or any other means, when received at the address specified in this Section 4.1 or when delivery at such address is refused. Such notices shall be addressed to the appropriate party to the attention of the person who executed this Agreement at the address or telecopy number set forth under such party’s signature below (or to the attention of such other person or to such other address or telecopy number as such party shall have furnished to each other party in accordance with this Section 4.1).

SECTION 4.2. Binding Nature of Agreement. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto or their successors in interest, except as expressly otherwise provided herein.

SECTION 4.3. Descriptive Headings. The descriptive headings of the several sections and paragraphs of this Agreement are inserted for reference only and shall not limit or otherwise affect the meaning hereof.

SECTION 4.4. Specific Performance. Without limiting the rights of each party hereto to pursue all other legal and equitable rights available to such party for the other parties’ failure to perform their obligations under this Agreement, the parties hereto acknowledge and agree that the remedy at law for any failure to perform their obligations hereunder would be inadequate and that each of them,

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respectively, shall be entitled to specific performance, injunctive relief or other equitable remedies in the event of any such failure.

SECTION 4.5. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE PARTIES HERETO HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN NEW YORK CITY FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH SUCH PARTY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH OF THE PARTIES HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 4.1. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

SECTION 4.6. WAIVER OF JURY TRIAL. EACH OF PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 4.7. Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

SECTION 4.8. Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

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SECTION 4.9. Entire Agreement. This Agreement is intended by the parties hereto as a final and complete expression of their agreement and understanding in respect to the subject matter contained herein. This Agreement supersedes all prior agreement and understandings, written or oral, between the parties with respect to such subject matter.

SECTION 4.10. Amendment and Waiver. Any provision of this Agreement may be amended if, but only if, such amendment is in writing and is signed by the Company and Warrant Securityholders owning, or having Warrants exercisable for, at least a majority of shares of Common Stock either issued or issuable upon the exercise of all outstanding Warrants, provided that no such amendment may adversely affect the rights of any Warrant Securityholder unless signed by such Warrant Securityholder. Any provision may be waived if, but only if, such waiver is in writing and is signed by the party or parties waiving such provision and for whose benefit such provision is intended.

SECTION 4.11. No Third Party Beneficiaries. Nothing in this Agreement shall convey any rights upon any person or entity which is not a party or an assignee of a party to this Agreement.

SECTION 4.12. Effectiveness. This Agreement shall become effective immediately at such time when (i) the Agent shall have received duly executed counterparts hereof signed by the Company and each of the Banks (or, in the case of any party as to which an executed counterpart thereof shall not have been received, receipt by the Agent in form satisfactory to it of telegraphic, telex or other written confirmation from such party of execution of a counterpart hereof by such party) and (ii) the Effective Date under the Credit Agreement shall occur.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the date first above written.

PERINI CORPORATION

By:	/s/ John H. Schwarz

	Name:	John H. Schwarz
	Title:	Exec. VP, Finance & Administration

By:	/s/ Susan C. Mellace

	Name:	Susan C. Mellace
	Title:	VP & Treasurer

Address for Notices: 73 Mount Wayte Avenue Framingham, MA 01701 Facsimile number: (508) 628-2960

MORGAN GUARANTY TRUST COMPANY OF NEW YORK

By:	/s/ D. Linda Scheuplein

	Name:	D. Linda Scheuplein
	Title:	Vice President

Address for Notices: 60 Wall Street New York, NY 10260 Facsimile number: (212) 648-5005

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FLEET NATIONAL BANK

By:	/s/ Frederick W. Reinhardt, III

	Name:	Frederick W. Reinhardt, III
	Title:	VICE PRESIDENT

Address for Notices: Mail Stop: RI OP T05A 40 Westminster Street P.O. Box 366 Providence, RI 02901-0366 Facsimile number: (401) 459-4962

BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION

By:	/s/ Donald J. Chin

	Name:	Donald J. Chin
	Title:	Vice President

Address for Notices: 355 Madison Avenue New York, NY 10017 Facsimile number: (212) 503-7771

BAYBANK, N.A.

By:	/s/ David F. Cusden

	Name:	David F. Cusden
	Title:	Authorized Officer

Address for Notices: c/o The First National Bank of Boston Mail Stop 01-31-03 P.O. Box 2016 100 Federal Street Boston, MA 02106-2016 Facsimile number: (617) 434-1508

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COMERICA BANK

By:	/s/ Timothy K. McLaughlin

	Name:	Timothy K. McLaughlin
	Title:	Vice President

Address for Notices: One Detroit Center 500 Woodward Avenue Detroit, MI 48226 Facsimile number: (313) 222-5706

HARRIS TRUST & SAVINGS BANK

By:	/s/ Michael C. Wood

	Name:	Michael C. Wood
	Title:	Vice President

Address for Notices: 111 West Monroe P.O. Box 755 Chicago, IL 60690 Facsimile number: (312) 765-1724

SSB INVESTMENTS, INC.

By:	/s/ Susan A. Feig

	Name:	Susan A. Feig
	Title:	Vice President

Address for Notices: 225 Franklin Boston, MA 02110-2804 Facsimile number: (617) 664-3708

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SCHEDULE I

INITIAL WARRANTHOLDERS

Number of Shares of Common Stock into Which the Warrants are Exercisable on the Effective Date
Morgan Guaranty Trust Company of New York	86,688
Fleet National Bank	147,840
Bank of America National Trust and Savings Association	61,152
BayBank, N.A.	40,320
Comerica Bank	33,600
Harris Trust & Savings Bank	33,600
SSB Investments, Inc.	16,800

Total	420,000

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